FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES YEAR-TO-DATE NET INCOME OF $29.0 MILLION; DECLARES CASH DIVIDEND

NORWICH, NY (July 25, 2011) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income for the six months ended June 30, 2011 was $29.0 million, up $0.6 million, or 2.0%, from the six months ended June 30, 2010.  Net income per diluted share for the six months ended June 30, 2011 was $0.84 per share, up from $0.82 per diluted share for the six months ended June 30, 2010.  Annualized return on average assets and return on average equity were 1.08% and 10.82%, respectively, for the six months ended June 30, 2011, compared with 1.04% and 11.07%, respectively, for the six months ended June 30, 2010.  Net interest margin (on a fully taxable equivalent basis (“FTE”)) was 4.12% for the six months ended June 30, 2011, down 5 basis points (“bps”) from 4.17% for the six months ended June 30, 2010.

Net income for the three months ended June 30, 2011 was $14.7 million, up $0.2 million, or 1.6%, from the three months ended June 30, 2010.  Net income per diluted share for the three months ended June 30, 2011 was $0.43 per share, up from $0.42 per diluted share for the three months ended June 30, 2010.  Annualized return on average assets and return on average equity were 1.09% and 10.86%, respectively, for the three months ended June 30, 2011, compared with 1.06% and 11.09%, respectively, for the three months ended June 30, 2010.  Net interest margin (FTE) was 4.13% for the three months ended June 30, 2011, down slightly from 4.14% for the three months ended June 30, 2010.

Key items for the first six months of 2011 include:

•	Diluted earnings per share of $0.84 for the first six months of 2011 was the second highest in the Company’s history; second to $0.88 for the same period in 2008.

•	Net interest margin was 4.12% for the first six months of 2011, down from 4.17% for the same period of 2010, a result of the continued low rate environment on loan and investment yields.

•
Net charge-offs were 0.60% of average loans and leases for the first six months of 2011, down 6 bps from the first six months of 2010;  provision for loan and lease losses was down $5.6 million for the same period.

•	Continued strategic expansion with the announcement of the acquisition of four branches in Berkshire County, Massachusetts, pending regulatory approval.

“Our near record earnings for the first six months of 2011 are further evidence of our company’s strong performance.  Our financial results for 2008 through 2010 represented the most profitable three year term in our company’s history, during a period of time when the banking industry had record losses.  We continue to make investments to further strengthen our already strong foundation to better position us for future success.  Our recent announcement to expand into western Massachusetts with the acquisition of four Legacy Banks branches is another exciting investment we are making in our future.  Our strong balance sheet and earnings momentum, along with a passionate and professional team of employees, continues to position us well to take advantage of new growth opportunities,” said NBT President and CEO Martin Dietrich.

Loan and Lease Quality and Provision for Loan and Lease Losses

The provision for loan and lease losses was $10.0 million for the first six months of 2011, down $5.6 million from the $15.6 million recorded in the first six months of 2010.  Net charge-offs were $10.7 million for the first six months of 2011 representing 0.60% of average loans and leases for the period versus $11.8 million, or 0.66% of average loans and leases for the first six months of 2010.

The provision for loan and lease losses was $6.0 million for the second quarter of 2011, down from $6.4 million recorded in the second quarter of 2010.  Net charge-offs were $5.5 million for the second quarter of 2011 representing 0.60% of average loans and leases for the quarter versus $6.2 million, or 0.68% of average loans and leases for the second quarter of 2010.  The general improvement in asset quality indicators contributed to the decrease in the provision for loan and lease losses.

Nonperforming loans were $41.7 million at June 30, 2011, down from $48.7 million at March 31, 2011 and $44.8 million at December 31, 2010.  This decrease in nonperforming loans was due primarily to the payoff of a large commercial credit as well as various commercial charge-offs.  Past due loans were up slightly to 0.69% of total loans at June 30, 2011 from 0.66% at March 31, 2011, but down considerably from 0.86% at December 31, 2010.  The allowance for loan and lease losses was $70.5 million at June 30, 2011, relatively flat compared to $69.9 million at March 31, 2011 and $71.2 million at December 31, 2010.  The allowance for loan and lease losses represented 1.92% of loans and leases at June 30, 2011, compared to 1.93% at March 31, 2011 and 1.97% at December 31, 2010.

Net Interest Income

Net interest income was down 2.0% to $99.4 million for the six months ended June 30, 2011, compared with $101.4 million for the six months ended June 30, 2010.  The Company’s FTE net interest margin was 4.12% for the six months ended June 30, 2011, down from 4.17% for the six months ended June 30, 2010.

While the yield on interest bearing liabilities decreased 31 bps, the yield on interest earning assets declined 35 bps, resulting in margin compression for the six months ended June 30, 2011, compared to the same period for 2010.  The yield on securities available for sale was 3.12% for the six months ended June 30, 2011, as compared with 3.86% for the six months ended June 30, 2010.  The yield on loans and leases was 5.69% for the six months ended June 30, 2011, as compared with 5.96% for the six months ended June 30, 2010.  The yield on time deposits was 1.87% for the six months ended June 30, 2011, as compared with 2.16% for the six months ended June 30, 2010.  The yield on money market deposit accounts was 0.39% for the six months ended June 30, 2011, as compared with 0.66% for the six months ended June 30, 2010.

Net interest income was down 0.9% to $50.2 million for the three months ended June 30, 2011, compared with $50.6 million for the three months ended June 30, 2010.  The Company’s FTE net interest margin was 4.13% for the three months ended June 30, 2011, down slightly from 4.14% for the three months ended June 30, 2010.

The yield on interest bearing liabilities and interest earning assets each decreased 32 bps, which resulted in a fairly stable margin for the three months ended June 30, 2011 as compared with the three months ended June 30, 2010.  The yield on securities available for sale was 3.11% for the three months ended June 30, 2011, as compared with 3.70% for the three months ended June 30, 2010.  The yield on loans and leases was 5.65% for the three months ended June 30, 2011, as compared with 5.92% for the three months ended June 30, 2010.  The yield on time deposits was 1.85% for the three months ended June 30, 2011, as compared with 2.12% for the three months ended June 30, 2010.  The yield on money market deposit accounts was 0.37% for the three months ended June 30, 2011, as compared with 0.62% for the three months ended June 30, 2010.

Noninterest Income

Noninterest income for the six months ended June 30, 2011 was $40.0 million, down slightly from $40.7 million for the same period in 2010.  Insurance and other financial services revenue increased approximately $0.9 million for the six months ended June 30, 2011, as compared to the six months ended June 30, 2010, due primarily to new business generated from markets where we have recently expanded and improved market conditions.  Trust revenue increased approximately $0.6 million for the six months ended June 30, 2011, as compared to the six months ended June 30, 2010, due primarily to the addition of new business generated from markets where we have recently expanded, and an increase in the fair market value of trust assets under administration.  ATM and debit card fees also increased approximately $0.8 million for the six months ended June 30, 2011, as compared to the six months ended June 30, 2010 due to an increase in activity.  These increases were offset by a decrease in service charges on deposit accounts of approximately $1.9 million, or 15.3%, for the six months ended June 30, 2011, as compared with the same period in 2010.  The decrease in service charges was the result of a decrease in overdraft activity due to the effects of implementing new regulations regarding overdraft fees in the third quarter of 2010.  In addition, retirement plan administration fees decreased by $0.5 million, or 11.0%, for the six months ended June 30, 2011 as compared to the same period in 2010.  We experienced increases in new business and market-based fees, yet these were offset by the loss of one client.

Noninterest income for the three months ended June 30, 2011 was $19.9 million, down slightly from $20.3 million for the same period in 2010.  Insurance and other financial services revenue increased approximately $0.3 million for the three months ended June 30, 2011, as compared to the three months ended June 30, 2010, due primarily to new business generated from markets where we have recently expanded and improved market conditions.  Trust revenue increased approximately $0.3 million for the three months ended June 30, 2011, as compared to the three months ended June 30, 2010, due primarily to the addition of new business generated from markets where we have recently expanded, and an increase in the fair market value of trust assets under administration.  ATM and debit card fees also increased approximately $0.5 million for the three months ended June 30, 2011, as compared to the three months ended June 30, 2010.  These increases were offset by a decrease in service charges on deposit accounts of approximately $0.8 million, or 13.4%, for the three months ended June 30, 2011, as compared with the same period in 2010.  The decrease in service charges was the result of a decrease in overdraft activity due to the effects of implementing new regulations regarding overdraft fees in the third quarter of 2010.  In addition, retirement plan administration fees decreased by $0.3 million, or 12.6%, for the three months ended June 30, 2011 as compared to the same period in 2010.  We experienced increases in new business and market-based fees, yet these were offset by the loss of one client.

Noninterest Expense and Income Tax Expense

Noninterest expense for the six months ended June 30, 2011 was $88.2 million, up from $86.4 million, or 2.2%, for the same period in 2010.  Salaries and employee benefits increased $2.6 million, or 5.6%, for the six months ended June 30, 2011, compared with the same period in 2010.  This increase was due primarily to increases in full-time-equivalent employees, merit increases and other employee benefits.  In addition, occupancy expenses increased approximately $0.7 million for the six months ended June 30, 2011, as compared to the same period in 2010, primarily due to continued branch expansion and expenses related to the harsh winter.  Other operating expenses consisting of various items increased approximately $0.4 million for the six months ended June 30, 2011, as compared to the same period in 2010 with no significant driver.  These increases were partially offset by a decrease in data processing and communications expenses of approximately $0.5 million for the six months ended June 30, 2011, as compared to the six months ended June 30, 2010.  This decrease was due to the renegotiation of a data processing contract resulting in a decrease in processing fees.  FDIC expenses decreased approximately $0.7 million for the first six months of 2011 as compared to the same period in 2010 due to the Federal Deposit Insurance Corporation (FDIC) redefining the deposit insurance assessment base.  In addition, loan collection and other real estate owned expenses decreased approximately $0.6 million for the six months ended June 30, 2011, as compared to the six months ended June 30, 2010.  This decrease was due primarily to sales of certain properties classified as other real estate owned resulting in a reduction in maintenance expenses on properties owned by the Company.    Income tax expense for the six month period ended June 30, 2011 was $12.2 million, up from $11.7 million for the same period in 2010.  The effective tax rate was 29.7% for the six months ended June 30, 2011, as compared to 29.2% for the same period in 2010.

Noninterest expense for the three months ended June 30, 2011 was $43.2 million, down from $44.2 million, or 2.4%, for the same period in 2010.  FDIC expenses decreased approximately $0.6 million for the three months ended June 30, 2011 as compared to the same period in 2010, due to the aforementioned redefined deposit insurance assessment base.  In addition, loan collection and other real estate owned expenses decreased approximately $0.2 million for the three months ended June 30, 2011, as compared to the three months ended June 30, 2010.  This decrease was due primarily to sales of certain properties classified as other real estate owned resulting in a reduction in maintenance expenses on properties owned by the Company.  Other operating expenses consisting of various items decreased approximately $0.3 million for the three months ended June 30, 2011, as compared to the same period in 2010 with no significant driver.  These decreases were partially offset by an increase in occupancy expenses of approximately $0.3 million for the three months ended June 30, 2011, as compared to the same period in 2010, primarily due to continued branch expansion.  Income tax expense for the three month period ended June 30, 2011 was $6.2 million, up from $6.0 million for the same period in 2010.  The effective tax rate was 29.7% for the three months ended June 30, 2011, as compared to 29.2% for the same period in 2010.

Balance Sheet

Total assets were $5.3 billion at June 30, 2011 and December 31, 2010.  Loans and leases were $3.7 billion at June 30, 2011, up $54.5 million from December 31, 2010.  Total deposits were $4.1 billion at June 30, 2011, down $19.7 million from December 31, 2010.  Stockholders’ equity was $535.3 million, representing a total equity-to-total assets ratio of 10.03% at June 30, 2011, compared with $533.6 million or a total equity-to-total assets ratio of 9.99% at December 31, 2010.

Stock Repurchase Program

Under a previously disclosed stock repurchase plan, the Company purchased 976,190 shares of its common stock during the six month period ended June 30, 2011, for a total of $21.2 million at an average price of $21.68 per share.  At June 30, 2011, there were no shares available for repurchase under this plan.

Today, the NBT Board of Directors authorized a new repurchase program for NBT to repurchase up to an additional 1,000,000 shares (approximately 3%) of its outstanding common stock, effective July 25, 2011, as market conditions warrant in open market and privately negotiated transactions.  The plan expires on December 31, 2013.

Dividend Declared

The NBT Board of Directors declared a 2011 third-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on September 15, 2011 to shareholders of record as of September 1, 2011.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $5.3 billion at June 30, 2011.  The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 123 locations, including 85 NBT Bank offices in upstate New York, two NBT Bank offices in northwestern Vermont and 36 Pennstar Bank offices in northeastern Pennsylvania.  EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com,      www.nbtbank.com,      www.pennstarbank.com,      www.epic1st.com        and  www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net		Percent
	2011	2010	Change		Change
	(dollars in thousands, except per share data)

Three Months Ended June 30,
Net Income	$14,655	$14,424	$231		2%
Diluted Earnings Per Share	$0.43	$0.42	$0.01		2%
Weighted Average Diluted Common Shares Outstanding	34,319,665	34,565,005	(245,340)		-1%
Return on Average Assets (1)	1.09%	1.06%	3	bp	3%
Return on Average Equity (1)	10.86%	11.09%	-23	bp	-2%
Net Interest Margin (2)	4.13%	4.14%	-1	bp	0%

Six Months Ended June 30,
Net Income	$28,962	$28,400	$562		2%
Diluted Earnings Per Share	$0.84	$0.82	$0.02		2%
Weighted Average Diluted Common Shares Outstanding	34,491,627	34,485,201	6,426		0%
Return on Average Assets	1.08%	1.04%	4	bp	4%
Return on Average Equity	10.82%	11.07%	-25	bp	-2%
Net Interest Margin (2)	4.12%	4.17%	-5	bp	-1%

Asset Quality	June 30,	December 31,
	2011	2010
Nonaccrual Loans	$40,191	$42,467
90 Days Past Due and Still Accruing	$1,459	$2,325
Total Nonperforming Loans	$41,650	$44,792
Other Real Estate Owned	$1,034	$901
Total Nonperforming Assets	$42,684	$45,693
Past Due Loans	$25,399	$31,004
Potential Problem Loans	$92,736	$82,247
Allowance for Loan and Lease Losses	$70,484	$71,234
Year-to-Date (YTD) Net Charge-Offs	$10,736	$25,125
Allowance for Loan and Lease Losses to Total Loans and Leases	1.92%	1.97%
Total Nonperforming Loans to Total Loans and Leases	1.14%	1.24%
Total Nonperforming Assets to Total Assets	0.80%	0.86%
Past Due Loans to Total Loans and Leases	0.69%	0.86%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	169.23%	159.03%
Net Charge-Offs to YTD Average Loans and Leases	0.60%	0.69%

Capital
Equity to Assets	10.03%	9.99%
Book Value Per Share	$15.94	$15.51
Tangible Book Value Per Share	$11.93	$11.67
Tier 1 Leverage Ratio	9.13%	9.16%
Tier 1 Capital Ratio	12.23%	12.44%
Total Risk-Based Capital Ratio	13.49%	13.70%

Quarterly Common Stock Price	2011		2010
Quarter End	High	Low	High	Low
March 31	$24.98	$21.55	$23.99	$19.15
June 30	$23.32	$20.62	$25.96	$20.33
September 30			$23.06	$19.27
December 31			$24.96	$21.41

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	June 30,	December 31,	Net	Percent
	2011	2010	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,664,517	$3,610,006	$54,511	2%
Earning Assets	$4,900,597	$4,914,972	$(14,375)	0%
Total Assets	$5,336,996	$5,338,856	$(1,860)	0%
Deposits	$4,114,613	$4,134,352	$(19,739)	0%
Stockholders’ Equity	$535,263	$533,572	$1,691	0%

	2011	2010
Average Balances	(dollars in thousands, except per share data)
Three Months Ended June 30,
Loans and Leases	$3,648,343	$3,640,915	$7,428
Securities Available For Sale
(excluding unrealized gains or losses)	$1,098,964	$1,114,315	$(15,351)
Securities Held To Maturity	$85,615	$148,568	$(62,953)
Trading Securities	$3,202	$2,605	$597
Regulatory Equity Investment	$27,071	$33,199	$(6,128)
Short-Term Interest Bearing Accounts	$128,799	$106,784	$22,015
Total Earning Assets	$4,988,792	$5,043,781	$(54,989)
Total Assets	$5,412,979	$5,482,336	$(69,357)
Interest Bearing Deposits	$3,290,469	$3,372,297	$(81,828)
Non-Interest Bearing Deposits	$932,066	$779,841	$152,225
Short-Term Borrowings	$135,618	$151,985	$(16,367)
Long-Term Borrowings	$444,881	$577,179	$(132,298)
Total Interest Bearing Liabilities	$3,870,968	$4,101,461	$(230,493)
Stockholders’ Equity	$541,349	$521,632	$19,717

Average Balances
Six Months Ended June 30,
Loans and Leases	$3,632,355	$3,640,528	$(8,173)
Securities Available For Sale
(excluding unrealized gains or losses)	$1,098,506	$1,101,530	$(3,024)
Securities Held To Maturity	$89,833	$152,164	$(62,331)
Trading Securities	$3,086	$2,517	$569
Regulatory Equity Investment	$27,158	$33,959	$(6,801)
Short-Term Interest Bearing Accounts	$135,019	$115,354	$19,665
Total Earning Assets	$4,982,871	$5,043,535	$(60,664)
Total Assets	$5,405,062	$5,485,920	$(80,858)
Interest Bearing Deposits	$3,290,198	$3,374,231	$(84,033)
Non-Interest Bearing Deposits	$918,483	$769,744	$148,739
Short-Term Borrowings	$144,447	$154,605	$(10,158)
Long-Term Borrowings	$445,139	$589,396	$(144,257)
Total Interest Bearing Liabilities	$3,879,784	$4,118,232	$(238,448)
Stockholders’ Equity	$539,789	$517,426	$22,363

NBT Bancorp Inc. and Subsidiaries	June 30,	December 31,
Consolidated Balance Sheets (unaudited)	2011	2010
(in thousands)

ASSETS
Cash and due from banks	$101,936	$99,673
Short term interest bearing accounts	830	69,119
Securities available for sale, at fair value	1,156,679	1,129,368
Securities held to maturity (fair value of $78,357 and $98,759 at June 30, 2011 and December 31, 2010, respectively)	76,878	97,310
Trading securities	3,276	2,808
Federal Reserve and Federal Home Loan Bank stock	27,425	27,246
Loans and leases	3,664,517	3,610,006
Less allowance for loan and lease losses	70,484	71,234
Net loans and leases	3,594,033	3,538,772
Premises and equipment, net	66,898	67,404
Goodwill	116,127	114,841
Intangible assets, net	18,402	17,543
Bank owned life insurance	76,996	75,301
Other assets	97,516	99,471
TOTAL ASSETS	$5,336,996	$5,338,856

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$930,292	$911,741
Savings, NOW, and money market	2,288,515	2,291,833
Time	895,806	930,778
Total deposits	4,114,613	4,134,352
Short-term borrowings	175,958	159,434
Long-term debt	370,350	369,874
Trust preferred debentures	75,422	75,422
Other liabilities	65,390	66,202
Total liabilities	4,801,733	4,805,284

Total stockholders' equity	535,263	533,572

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,336,996	$5,338,856

	Three Months Ended		Six Months Ended
NBT Bancorp Inc. and Subsidiaries	June 30,		June 30,
Consolidated Statements of Income (unaudited)	2011	2010	2011	2010
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$51,126	$53,503	$101,986	$107,195
Securities available for sale	7,947	9,556	15,851	19,602
Securities held to maturity	745	1,078	1,545	2,215
Other	440	469	933	1,065
Total interest, fee and dividend income	60,258	64,606	120,315	130,077
Interest expense:
Deposits	6,051	7,999	12,338	16,453
Short-term borrowings	52	123	110	247
Long-term debt	3,591	4,850	7,162	9,915
Trust preferred debentures	400	1,033	1,289	2,060
Total interest expense	10,094	14,005	20,899	28,675
Net interest income	50,164	50,601	99,416	101,402
Provision for loan and lease losses	6,021	6,350	9,986	15,593
Net interest income after provision for loan and lease losses	44,143	44,251	89,430	85,809
Noninterest income:
Trust	2,258	1,909	4,294	3,675
Service charges on deposit accounts	5,455	6,301	10,527	12,431
ATM and debit card fees	2,928	2,462	5,596	4,829
Insurance and other financial services revenue	5,025	4,700	10,798	9,945
Net securities gains	59	63	86	91
Bank owned life insurance income	660	808	1,695	1,789
Retirement plan administration fees	2,268	2,595	4,439	4,985
Other	1,208	1,482	2,552	2,916
Total noninterest income	19,861	20,320	39,987	40,661
Noninterest expense:
Salaries and employee benefits	24,035	24,224	49,039	46,428
Office supplies and postage	1,342	1,454	2,887	2,996
Occupancy	3,987	3,666	8,509	7,818
Equipment	2,180	2,041	4,370	4,141
Professional fees and outside services	2,088	2,191	4,154	4,475
Data processing and communications	3,117	3,265	6,031	6,483
Amortization of intangible assets	771	780	1,504	1,561
Loan collection and other real estate owned	443	668	1,162	1,727
Advertising	1,033	825	1,601	1,492
FDIC expenses	965	1,560	2,461	3,113
Other operating	3,196	3,523	6,500	6,123
Total noninterest expense	43,157	44,197	88,218	86,357
Income before income taxes	20,847	20,374	41,199	40,113
Income taxes	6,192	5,950	12,237	11,713
Net income	$14,655	$14,424	$28,962	$28,400
Earnings Per Share:
Basic	$0.43	$0.42	$0.85	$0.83
Diluted	$0.43	$0.42	$0.84	$0.82

NBT Bancorp Inc. and Subsidiaries Quarterly Consolidated Statements of Income (unaudited)	2Q 2011	1Q 2011	4Q 2010	3Q 2010	2Q 2010
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$51,126	$50,860	$52,933	$53,301	$53,503
Securities available for sale	7,947	7,904	7,944	8,621	9,556
Securities held to maturity	745	800	845	908	1,078
Other	440	493	627	482	469
Total interest, fee and dividend income	60,258	60,057	62,349	63,312	64,606
Interest expense:
Deposits	6,051	6,287	6,727	7,174	7,999
Short-term borrowings	52	58	64	91	123
Long-term debt	3,591	3,571	4,025	4,374	4,850
Trust preferred debentures	400	889	1,034	1,046	1,033
Total interest expense	10,094	10,805	11,850	12,685	14,005
Net interest income	50,164	49,252	50,499	50,627	50,601
Provision for loan and lease losses	6,021	3,965	6,687	7,529	6,350
Net interest income after provision for loan and lease losses	44,143	45,287	43,812	43,098	44,251
Noninterest income:
Trust	2,258	2,036	2,261	1,786	1,909
Service charges on deposit accounts	5,455	5,072	5,657	5,953	6,301
ATM and debit card fees	2,928	2,668	2,546	2,660	2,462
Insurance and other financial services revenue	5,025	5,773	4,327	4,595	4,700
Net securities gains	59	27	2,063	1,120	63
Bank owned life insurance income	660	1,035	872	655	808
Retirement plan administration fees	2,268	2,171	2,759	2,612	2,595
Other	1,208	1,344	1,751	1,610	1,482
Total noninterest income	19,861	20,126	22,236	20,991	20,320
Noninterest expense:
Salaries and employee benefits	24,035	25,004	23,200	24,090	24,224
Office supplies and postage	1,342	1,545	1,564	1,542	1,454
Occupancy	3,987	4,522	3,823	3,709	3,666
Equipment	2,180	2,190	2,123	2,053	2,041
Professional fees and outside services	2,088	2,066	2,489	2,068	2,191
Data processing and communications	3,117	2,914	2,893	2,971	3,265
Amortization of intangible assets	771	733	744	767	780
Loan collection and other real estate owned	443	719	761	548	668
Advertising	1,033	568	1,266	730	825
FDIC expenses	965	1,496	1,347	1,621	1,560
Prepayment penalty on long-term debt	-	-	3,321	1,205	-
Other operating	3,196	3,304	3,719	3,380	3,523
Total noninterest expense	43,157	45,061	47,250	44,684	44,197
Income before income taxes	20,847	20,352	18,798	19,405	20,374
Income taxes	6,192	6,045	4,364	4,835	5,950
Net income	$14,655	$14,307	$14,434	$14,570	$14,424
Earnings per share:
Basic	$0.43	$0.42	$0.42	$0.42	$0.42
Diluted	$0.43	$0.41	$0.42	$0.42	$0.42

Three Months ended June 30,
		2011			2010
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$128,799	$111	0.35%	$106,784	$75	0.28%
Securities available for sale (1)(excluding unrealized gains or losses)	1,098,964	8,512	3.11%	1,114,315	10,286	3.70%
Securities held to maturity (1)	85,615	1,125	5.27%	148,568	1,624	4.38%
Investment in FRB and FHLB Banks	27,071	329	4.87%	33,199	394	4.76%
Loans and leases (2)	3,648,343	51,359	5.65%	3,640,915	53,713	5.92%
Total interest earning assets	$4,988,792	$61,436	4.94%	$5,043,781	$66,092	5.26%
Other assets	424,187			438,555
Total assets	$5,412,979			$5,482,336

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,091,001	1,009	0.37%	$1,130,124	$1,743	0.62%
NOW deposit accounts	672,345	627	0.37%	689,079	770	0.45%
Savings deposits	607,533	182	0.12%	557,109	214	0.15%
Time deposits	919,590	4,233	1.85%	995,985	5,272	2.12%
Total interest bearing deposits	$3,290,469	$6,051	0.74%	$3,372,297	$7,999	0.95%
Short-term borrowings	135,618	52	0.15%	151,985	123	0.32%
Trust preferred debentures	75,422	400	2.13%	75,422	1,033	5.49%
Long-term debt	369,459	3,591	3.90%	501,757	4,850	3.88%
Total interest bearing liabilities	$3,870,968	$10,094	1.05%	$4,101,461	$14,005	1.37%
Demand deposits	932,066			779,841
Other liabilities	68,596			79,402
Stockholders' equity	541,349			521,632
Total liabilities and stockholders' equity	$5,412,979			$5,482,336
Net interest income (FTE)		51,342			52,087
Interest rate spread			3.89%			3.89%
Net interest margin			4.13%			4.14%
Taxable equivalent adjustment		1,178			1,486
Net interest income		$50,164			$50,601

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Six Months ended June 30,
		2011			2010
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$135,019	$180	0.27%	$115,354	$142	0.25%
Securities available for sale (1)(excluding unrealized gains or losses)	1,098,506	17,013	3.12%	1,101,530	21,068	3.86%
Securities held to maturity (1)	89,833	2,327	5.22%	152,164	3,338	4.42%
Investment in FRB and FHLB Banks	27,158	754	5.60%	33,959	924	5.48%
Loans and leases (2)	3,632,355	102,451	5.69%	3,640,528	107,591	5.96%
Total interest earning assets	$4,982,871	$122,725	4.97%	$5,043,535	$133,063	5.32%
Other assets	422,191			442,385
Total assets	$5,405,062			$5,485,920

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,088,456	2,125	0.39%	$1,112,154	$3,639	0.66%
NOW deposit accounts	685,171	1,261	0.37%	705,538	1,591	0.45%
Savings deposits	591,043	347	0.12%	544,961	407	0.15%
Time deposits	925,528	8,605	1.87%	1,011,578	10,816	2.16%
Total interest bearing deposits	$3,290,198	$12,338	0.76%	$3,374,231	$16,453	0.98%
Short-term borrowings	144,447	110	0.15%	154,605	247	0.32%
Trust preferred debentures	75,422	1,289	3.45%	75,422	2,060	5.51%
Long-term debt	369,717	7,162	3.91%	513,974	9,915	3.89%
Total interest bearing liabilities	$3,879,784	$20,899	1.09%	$4,118,232	$28,675	1.40%
Demand deposits	918,483			769,744
Other liabilities	67,006			80,518
Stockholders' equity	539,789			517,426
Total liabilities and stockholders' equity	$5,405,062			$5,485,920
Net interest income (FTE)		101,826			104,388
Interest rate spread			3.88%			3.92%
Net interest margin			4.12%			4.17%
Taxable equivalent adjustment		2,410			2,986
Net interest income		$99,416			$101,402

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

	June 30,	December 31,
(In thousands)	2011	2010
Residential real estate mortgages	$564,345	$548,394
Commercial	623,832	577,731
Commercial real estate mortgages	834,524	844,458
Real estate construction and development	64,245	45,444
Agricultural and agricultural real estate mortgages	108,496	112,738
Consumer	910,976	905,563
Home equity	558,099	575,678
Total loans and leases	$3,664,517	$3,610,006